Exhibit 99.1

Joe Diaz	Beth Kaplan
Investor Relations, Lytham Partners	Public Relations Director, Accuray
+1 (602) 889-9700	+1 (408) 789-4426
diaz@lythampartners.com	bkaplan@accuray.com

Accuray Reports First Quarter Fiscal 2021 Financial Results

SUNNYVALE, Calif., October 29, 2020 — Accuray Incorporated (NASDAQ: ARAY) today reported its financial results for the first quarter of fiscal 2021 ended September 30, 2020.

First Quarter Fiscal 2021 Summary

•	Net revenue of $85.3 million, operating income of $5.5 million
•	Adjusted EBITDA grew to $9 million from a loss of $1 million in the prior year first quarter
•	Gross orders of $50.5 million, ending backlog of $597.3 million, an increase of 21 percent from September 30, 2019

Other Recent Operational Highlights

•	Expect revenue recognition for China Type A systems previously awarded in October 2019 to start in the second quarter of fiscal 2021
•	Introduced ClearRT™ Helical kVCT Imaging for the Radixact System at ASTRO 2020
•	44 clinical abstracts related to customer clinical experience on CyberKnife and TomoTherapy/Radixact exhibited at ASTRO 2020 Scientific Sessions

“We are off to a solid start in fiscal 2021 despite the headwinds created by the COVID-19 environment. Our global team continues to adapt and make the necessary adjustments to compete and operate effectively given the current market conditions and delivered the fourth consecutive quarter of operating profit, said Joshua H. Levine, President and CEO of Accuray. “Looking ahead, we will be focused on driving the revenue conversion process related to the China Type A systems beginning in the second quarter. Concurrent with this year’s recent ASTRO meeting, we have received very positive customer feedback related to the introduction of our ClearRT™ Helical kVCT imaging upgrade for the Radixact System as we drive our long-term strategic commitment to continued innovation.”

Q1 Fiscal 2021 Financial Highlights

Gross product orders totaled $50.5 million for the first quarter of fiscal 2021 compared to $78.5 million for the prior fiscal year first quarter. Order backlog as of September 30, 2020 was $597.3 million, approximately 21 percent higher than at the end of the prior fiscal year first quarter.

Total net revenue was $85.3 million for the first quarter of fiscal 2021 compared to $89.6 million for the prior fiscal year first quarter. Product revenue totaled $31.3 million for the first quarter of fiscal 2021 compared to $37.6 million for the prior fiscal year first quarter, while service revenue totaled $54.1 million for the first quarter of fiscal 2021 compared to $52.0 million for the prior fiscal year first quarter.

Total gross profit for the first quarter of fiscal 2021 was $35.4 million or approximately 41.5 percent of total net revenue, comprised of product gross margin of 41.1 percent of product net revenue and service gross margin of 41.7 percent of service net revenue. This compares to total gross profit of $32.9 million or 36.8 percent of total net revenue, comprised of product gross margin of 42.6 percent of product net revenue and service gross margin of 32.5 percent of service net revenue for the prior fiscal year first quarter.

Net income was $0.4 million, or $0.0 per share, for the first quarter of fiscal 2021, compared to a net loss of $9.4 million,

or a loss of $0.11 per share, for the prior fiscal year first quarter.

Adjusted EBITDA for the first quarter of fiscal 2021 was a positive $9.0 million, compared to a negative $1.0 million for the prior fiscal year first quarter.

Cash, cash equivalents, and short-term restricted cash were $95.5 million as of September 30, 2020, a decrease of $13.1 million from June 30, 2020 primarily due to a $10 million prepayment in principal with respect to our long-term debt.

Financial Guidance

The impact of the COVID-19 pandemic on Accuray’s fiscal 2021 results remains uncertain. Given the continued evolution of the COVID-19 pandemic and the uncertainty surrounding its impact on the global economy and the healthcare industry, Accuray believes it is prudent to refrain from providing financial guidance for fiscal year 2021.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the first quarter of fiscal 2021 as well as recent corporate developments. Conference call dial-in information is as follows:

•	U.S. callers: (877) 270-2148
•	International callers: (412) 902-6510

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and available for seven days. The replay telephone number is (877) 344-7529 (USA) or (412) 317-0088 (International), Conference ID:10148905. An archived webcast will also be available at Accuray’s website until Accuray announces its results for the second quarter of fiscal 2021.

Use of Non-GAAP Financial Measures

Accuray has supplemented its GAAP net income (loss) with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”). Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. A reconciliation of GAAP net income (loss) (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures.  Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) develops, manufactures and sells radiotherapy systems that are intended to make cancer treatments shorter, safer, personalized and more effective, ultimately enabling patients to live longer, better lives. Our radiation treatment delivery systems in combination with fully-integrated software solutions set the industry standard for precision and cover the full range of radiation therapy and radiosurgery procedures. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company's future results of operations; expectations regarding the effect of the COVID-19 pandemic on the company and the company’s position in a post-COVID-19 environment; the company’s ability to adapt and make the necessary adjustments to compete and operate effectively; the company’s ability to realize the benefits of working capital management and cash preservation activities; expectations regarding future sales in China; expectations regarding the company’s Chinese joint venture, including the timing of revenue conversion and the manufacture and shipment of a joint venture manufactured product; expectations regarding the company’s product portfolio, including with respect to the company’s Synchrony and Clear RT Helical kVCT imaging upgrades as well as other strategic product innovations; expectations regarding the new Centers for Medicare and Medicaid Services alternative payment model and reimbursement schedule; expectations regarding gross orders, revenue and product mix; expectations regarding the future of radiotherapy treatment; and the company's leadership position in radiation oncology innovation and technologies.  These forward-looking statements involve risks and uncertainties.  If any of these risk or uncertainties materialize, or if any of the company's assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, the effect of the COVID-19 pandemic on the operations of the company and those of its customers and suppliers; the company's ability to achieve widespread market acceptance of its products, including new product and software offerings; the company’s ability to develop new products or enhance existing products to meet customers’ needs and compete favorably in the market, the company’s ability to effectively integrate and execute the joint venture, the company’s ability to realize the expected benefits of the joint venture; the ability of customers in China to obtain Class A or B user licenses to purchase radiotherapy systems; risks inherent in international operations; the company's ability to effectively manage its growth; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on August 25, 2020 and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Financial Tables to Follow

 Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2020	2019
Gross Orders	$50,528	$78,487
Net Orders	23,554	38,981
Order Backlog	597,276	495,029
Net revenue:
Products	$31,258	$37,605
Services	54,074	51,972
Total net revenue	85,332	89,577
Cost of revenue:
Cost of products	18,426	21,570
Cost of services	31,503	35,064
Total cost of revenue	49,929	56,634
Gross profit	35,403	32,943
Operating expenses:
Research and development	12,148	13,341
Selling and marketing	8,898	13,266
General and administrative	8,889	10,616
Total operating expenses	29,935	37,223
Income (loss) from operations	5,468	(4,280)
Loss on equity investment, net	(28)	—
Other expense, net	(4,694)	(4,439)
Income (loss) before provision for income taxes	746	(8,719)
Provision for income taxes	344	637
Net income (loss)	$402	$(9,356)
Net income (loss) per share - basic	$0.00	$(0.11)
Net income (loss) per share - diluted	$0.00	$(0.11)
Weighted average common shares used in computing income (loss) per share:
Basic	91,194	88,772
Diluted	91,681	88,772

Accuray Incorporated

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30,	June 30,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$89,955	$107,577
Restricted cash	5,531	997
Accounts receivable, net	75,034	90,599
Inventories, net	141,017	134,374
Prepaid expenses and other current assets	18,139	21,227
Deferred cost of revenue	2,800	2,712
Total current assets	332,476	357,486
Property and equipment, net	14,540	15,349
Investment in joint venture	15,591	13,929
Goodwill	57,834	57,717
Intangible assets, net	606	663
Operating lease right-of-use assets	27,377	28,647
Other assets	16,286	17,136
Total assets	$464,710	$490,927
Liabilities and equity
Current liabilities:
Short-term debt	$6,162	$—
Accounts payable	17,841	23,126
Accrued compensation	19,618	17,963
Operating lease liabilities, current	8,381	8,224
Other accrued liabilities	19,047	27,180
Customer advances	16,712	22,571
Deferred revenue	81,344	83,207
Total current liabilities	169,105	182,271
Long-term other liabilities	7,644	7,416
Deferred revenue	24,406	24,125
Operating lease liabilities, non-current	22,588	24,173
Long-term debt	173,527	189,307
Total liabilities	397,270	427,292
Equity:
Common stock	91	91
Additional paid-in capital	547,651	545,741
Accumulated other comprehensive income (loss)	1,009	(484)
Accumulated deficit	(481,311)	(481,713)
Total equity	67,440	63,635
Total liabilities and equity	$464,710	$490,927

Accuray Incorporated

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended September 30,
	2020	2019
GAAP net income (loss)	$402	$(9,356)
Depreciation and amortization	1,650	1,851
Stock-based compensation	2,244	1,700
Interest expense, net	4,393	4,200
Provision for income taxes	344	637
Adjusted EBITDA	$9,033	$(968)